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                                                                   EXHIBIT 10.13


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT made the 1st day of October, 1996,

B E T W E E N:

                          MAGIC LANTERN COMMUNICATIONS
                          LTD., a corporation amalgamated pursuant to the laws of Canada,

                          (hereinafter referred to as the "Employer"),

                                            OF THE FIRST PART;

                          - and -

                          DOUGLAS CONNOLLY, of the City of
                          Oakville, in the Province of Ontario,

                          (hereinafter referred to as the "Executive"),

                                            OF THE SECOND PART.

         WHEREAS:

1. The Employer carries on businesses consisting of the marketing and distribution of video programming and other media resource material, the operation of a fulfillment service bureau, the operation of a video dubbing and production facility, and the operation of a digital conversion service bureau (collectively the "Business");

2. Pursuant to a share purchase agreement between Connolly-Daw Holdings Inc. ("Connolly-Daw"), 1199846 Ontario Ltd. ("1199846"), the Executive, Wendy Connolly and NTN Interactive Network Inc. ("NTN") dated October 1, 1996 (the "Share Purchase Agreement"), Connolly-Daw and 1199846 sold all of the issued and outstanding common shares in the capital of the Employer to NTN and 1199846 sold 20.1% of the issued and outstanding shares in the capital of 745695 Ontario Ltd. to NTN;



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3. Pursuant to the provisions of the Share Purchase Agreement, the Executive and
Wendy Connolly entered into a non-competition agreement with the Employer dated October 1, 1996 (the "Non-Competition Agreement");

4. Pursuant to the provisions of the Share Purchase Agreement, Connolly-Daw entered into a management agreement with the Employer dated October 1, 1996 (the "Management Agreement");

5. Pursuant to the provisions of the Share Purchase Agreement, the Employer and the Executive are required to enter into this Agreement, wherein the Employer and the Executive have agreed to enter into an employment relationship for their mutual benefit;

         NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the completion of the transactions contemplated by the Share Purchase Agreement, the respective covenants and agreements of the parties contained herein, the sum of One Dollar ($1.00) now paid by each party hereto to the other party hereto and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto), the parties hereto hereby acknowledge and agree that the terms and conditions of the aforesaid employment relationship shall be as follows:

1.       DUTIES

         The Employer hereby appoints the Executive to undertake the duties and exercise the powers as the President and Chief Operating Officer of the Employer as may be requested by the board of directors of the Employer, and the Executive hereby accepts such appointment upon and subject to the terms and conditions set forth in this Agreement.

2.       TERM

         Subject to the provisions of Articles 8 and 9 herein, the appointment of the Executive hereunder shall be for a two year period commencing on September 1, 1997 and continuing until August 31, 1999 (hereinafter referred to as the "Term").

3.       COMPENSATION

 (1) The fixed remuneration of the Executive for his services hereunder (hereinafter referred to as the "Fixed Remuneration") for the first year of the Term shall be at the rate of $125,000.00 plus the amount obtained by multiplying $125,000.00 by a fraction, the numerator of which shall be the Consumer Price Index published by Statistics Canada (or other similarly recognized Government


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         Index) for the month of July, 1997, and the denominator of which shall be the Consumer Price Index for the month of September, 1996. The Fixed Remuneration for the second year of the Term shall be at the rate of $125,000.00 plus the amount obtained by multiplying $125,000.00 by a fraction, the numerator of which shall be the Consumer Price Index published by Statistics Canada (or other similarly recognized Government Index) for the month of July, 1998, and the denominator of which shall be the Consumer Price Index for the month of September, 1996. The Fixed Remuneration shall be payable in equal instalments, no less frequently than semi-monthly.

(2) In addition to the Fixed Remuneration, the Employer shall pay to the Executive a bonus (hereinafter referred to as the "Bonus") at the end of each year of the Term in the event that during the said year the actual net income before taxes of the Employer together with all of its subsidiaries (hereinafter collectively referred to as the "Magic Lantern Group of Companies") as determined by the auditors of the Employer using generally accepted accounting principles applied on a basis consistent with those of previous years (hereinafter referred to as the "Actual Net Income Before Taxes"), exceeds the projected net income before taxes of the Magic Lantern Group of Companies as determined by the board of directors of the Employer at the commencement of the said year (hereinafter referred to as the "Projected Net Income Before Taxes"). The percentage amount of the excess of Actual Net Income Before Taxes over Projected Net Income Before Taxes shall hereinafter be referred to as the "Excess". The amount of the Bonus for each year of the Term shall be calculated in accordance with the following formula:

         (a) In the event the Excess is greater than zero but less than 10%, the amount of the Bonus shall be equal to 5% of the Fixed Remuneration payable during the year in question;

         (b) In the event the Excess is equal to or greater than 10% but less than 20%, the amount of the Bonus shall be equal to 8% of the Fixed Remuneration payable during the year in question;

         (c) In the event the Excess is equal to or greater than 20% but less than 30%, the amount of the Bonus shall be equal to 11% of the Fixed Remuneration payable during the year in question;

         (d) In the event the Excess is equal to or greater than 30% but less than 40%, the amount of the Bonus shall be equal to 13% of the Fixed Remuneration payable during the year in question; and



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         (e)      In the event the Excess is equal to or greater than 40%, the amount of the Bonus shall be equal to 15% of the Fixed Remuneration payable during the year in question.

(3) In further addition to the Fixed Remuneration, the Employer shall give to the Executive, at no cost to the Executive, such stock options during each year of the Term, if any, as determined by the board of directors of the Employer. In the event the board of directors of the Employer determines to provide the Executive with such stock options, the said stock options shall be in the form of options to purchase common shares in the capital stock of NTN Canada, Inc., the parent company of NTN.

4.       BENEFITS

(1) Automobile Expenses - The Employer shall pay the Executive the sum of $1,000.00 per month during the Term as full compensation for any and all automobile expenses (including but not limited to gas, insurance, maintenance and repairs) incurred by the Executive in fulfilling his duties under this Agreement.

(2) Other Expenses - The Executive shall be reimbursed on a monthly basis for all out-of-pocket expenses, including travel costs, actually and properly incurred by the Executive in fulfilling his duties under this Agreement provided that the Executive provides to the Employer an itemized written account and receipts acceptable to the Employer within 30 days after they have been incurred.

(3) Benefit Plans - The Executive shall be entitled to participate in all existing and future benefit plans which the Employer provides, including medical/hospital and extended health care benefits and life insurance.

(4) Directorship - The Employer will recommend to the board of directors of NTN Canada, Inc. that the Executive be added as a director to the said board of directors.

5.       SERVICE

(1) The Executive, throughout the Term, shall devote his full time and attention to the business and affairs of the Employer and the other Magic Lantern Group of Companies and shall not, without the consent in writing of the board of directors of the Employer, undertake any other business or occupation or become an officer, employee or agent of any other company, firm or individual. The foregoing shall not prevent the Executive from being an officer or director of any other company or firm provided such office or directorship does not


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         interfere with the Executive's duties to the Employer under this
         Agreement, nor shall the foregoing prevent the Executive from passively investing in any other company or firm.

(2) The Executive shall act in accordance with any policy of and carry out all reasonable instructions of the board of directors of the Employer, and shall obey and carry out the by-laws of the Employer.

(3) The Executive shall well and faithfully serve the Employer and the other Magic Lantern Group of Companies and shall use his best efforts to promote the interests thereof.

6.       VACATION

         The Executive shall be entitled during each year of the Term to four weeks' vacation. The vacation shall be taken at such time or times as shall be mutually acceptable to the Employer and the Executive.

7.       CONFIDENTIAL INFORMATION

(1) The Executive acknowledges that as the President and Chief Operating Officer and in any other position as the Executive may hold, the Executive will acquire information about certain matters and things in regard to the Employer and/or the other Magic Lantern Group of Companies which are confidential to the Employer, and which information is the exclusive property of the Employer, including, without limitation:

         (a) names and addresses, buying habits and preferences of present customers, as well as prospective customers, and related information;

         (b)      pricing and sales policies, techniques and concepts;

         (c)      names and addresses of suppliers; and

         (d)      trade secrets;

(hereinafter collectively referred to as the "Confidential Information"). The term Confidential Information shall not include any information which becomes generally available to the public other than as a result of a disclosure by the Executive.

(2) The Executive acknowledges that the Confidential Information could be used to the detriment of the Employer. Accordingly, the Executive covenants and agrees not to disclose any Confidential Information to any third party either during the term of the


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Executive's employment under this Agreement except as may be necessary in the proper discharge of his employment hereunder, or after the termination of his employment hereunder, however caused, except with the prior written consent of the board of directors of the Employer. This obligation shall survive the expiry or termination of this Agreement. The Executive also agrees that the unauthorized disclosure of any Confidential Information during the Term will constitute a material breach of this Agreement, which breach will not be susceptible to adequate relief by way of monetary damages only, and the Employer, in addition to any other remedies enjoyed by it under the terms hereof or at law, shall be entitled to obtain injunctive relief against the Executive in any court of competent jurisdiction. The aforesaid confidentiality obligation shall not be applicable in respect of Confidential Information disclosed by the Executive under compulsion of law.

(3) The Executive covenants and agrees that he will not use any information he may acquire with respect to the business and affairs of the Employer and/or any of the other Magic Lantern Group of Companies for his own purposes or for any purposes other than those of the Employer or any of the other Magic Lantern Group of Companies.

(4) Upon the expiry or termination of this Agreement, the Executive will return to the Employer any property or documentation which is the property of the Employer, including, without limitation, any Confidential Information.

8.       DISABILITY

         If the Executive shall at any time by reason of illness or mental or physical disability be incapacitated from performing his duties and at the request of the Employer, furnish to the Employer satisfactory evidence of the incapacity and the cause of it, he shall receive his full remuneration for the first six months or any shorter period during which the incapacity shall continue. If the Executive shall continue to be incapacitated for a longer period than six consecutive months or if he shall be incapacitated at different times for more than six months during the Term, then in either case his employment and appointment shall, at the option of the Employer, immediately terminate without any notice or compensation in lieu thereof.

9.       TERMINATION

         The Executive understands and agrees that the Employer may terminate this Agreement without any notice or compensation in lieu thereof, for cause. For the purposes of this Agreement, "cause" shall be limited to the following:

         (a) the wilful and continued malfeasance or gross negligence of the Executive in the performance of his duties and the failure by the


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                  Executive to remedy such conduct within 30 days of receipt of written notice from the Employer specifying particulars of the said conduct;

         (b) the Executive's actual fraud, intentional misappropriation of a corporate opportunity or of the Employer's funds, or embezzlement of the Employer's funds;

         (c) the wilful disregard by the Executive of a directive of the board of directors of the Employer and the failure by the Executive to remedy such conduct within 30 days of receipt of written notice from the Employer specifying particulars of the said conduct;

         (d) the conviction of the Executive of a criminal offence punishable by indictment;

         (e) any material breach of the provisions of the Share Purchase Agreement, the Management Agreement or the Non-Competition Agreement;

         (f) the disability of the Executive as set forth in Article 8 hereof; and

         (g)      the death of the Executive.

For the purposes hereof, no act or failure to act, on the Executive's part, shall be considered "wilful" or "intentional" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that such action or omission was in, or not opposed to, the best interests of the Employer.

10.      EXTENSION OF TERM

         The Employer and the Executive shall, prior to the end of the first year of the Term, decide whether or not they wish to extend the Term for a further three years and the terms and conditions of the said extension. In the event the Term is not extended, for whatever reason, there shall be no compensation paid to the Executive as a result of the said decision not to extend the Term.

11.      GENERAL PROVISIONS

(1) Notices - Any notice, direction or other document required or permitted to be given hereunder or for the purposes hereof (hereinafter in this Article 11 called a "notice") to any party shall be in writing and shall be sufficiently given if delivered personally or if sent by prepaid registered mail to such party:

         (a)      in the case of a notice to the Executive, at:


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                  49 Ennisclare Drive East
                  Oakville, Ontario
                  L6J 4N3

         (b)      in the case of a notice to the Employer, at:

                  Unit 38
                  775 Pacific Road
                  Oakville, Ontario
                  L6L 6M4

or at such other address as may be given by such party to the other party hereto in writing from time to time.

         All such notices shall be deemed to have been received when delivered or, if mailed, 48 hours after 12:01 a.m. on the day following the day of the mailing thereof.


(2) Additional Considerations - The parties shall sign such further and other documents, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part thereof.

(3) Time of the Essence - Time shall be of the essence of this Agreement and of every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision.

(4) Entire Agreement - This Agreement constitutes the entire agreement between the parties with respect to all of the matters herein and its execution has not been induced by, nor do any of the parties rely upon or regard as material, any representations or writings whatsoever not incorporated herein and made a part hereof and may not be amended or modified in any respect except by written instrument signed by the parties hereto. Any and all previous agreements, written or oral, express or implied, between the parties or on their behalf, relating to the matters herein, are terminated and cancelled and each of the parties releases and forever discharges the other of and from all manner of actions, causes of action, claims, and demands whatsoever, under or in respect of any and all such previous agreements.

(5) Modification of Agreement - Any modification to this Agreement must be in writing and signed by the parties hereto or it shall have no effect and shall be void.



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(6) Assignment and Enurement - Neither this Agreement nor any rights or obligations of the Executive under this Agreement shall be assignable by the Executive without the prior written consent of the Employer. Subject to such consent, this Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors and assigns.

(7) Currency - Unless otherwise provided for herein, all monetary amounts referred to herein shall refer to the lawful money of Canada.

(8) Headings for Convenience Only - The division of this Agreement into Articles and Sections is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

(9) Governing Law - This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of such Province.

(10) Waiver - No term or condition of this Agreement shall be deemed waived unless such waiver is expressed in writing and signed by the parties hereto. Failure or delay on the part of any party to enforce any right hereunder shall not operate as a waiver hereof.

(11) Gender - In this Agreement, words importing the singular number shall include the plural and vice versa, and words importing the use of any gender shall include the masculine, feminine and neuter genders and the word "person" shall include an individual, a trust, a partnership, a body corporate, an association or other incorporated or unincorporated organization or entity.



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(12) Severability - If any Article, Section or any portion of any Section of this Agreement is determined to be unenforceable or invalid for any reason whatsoever, that unenforceability or invalidity shall not affect the enforceability or validity of the remaining portions of this Agreement and such unenforceable or invalid Article, Section or portion thereof shall be severed from the remainder of this Agreement.

         IN WITNESS WHEREOF the parties hereto have duly executed this Agreement.

                                    MAGIC LANTERN
                                    COMMUNICATIONS LTD.

                                    Per:_____________________________
                                             Chairman
                                             Peter Rona

SIGNED, SEALED AND DELIVERED )
   - in the presence of -    )
                             )
________________________     )      _________________________________
WITNESS                      )       DOUGLAS CONNOLLY